AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT
                                       OF
                             SHELL CO2 COMPANY, LTD.


This Amendment to the Amended and Restated Limited Partnership Agreement of Shell CO2 Company LTD, is hereby made and entered into this 30th day of September, 1998.

                                   WITNESSETH:

      WHEREAS, by instrument dated March 5, 1998, Shell CO2 General LLC, as General Partner, and Shell CO2 LLC and Kinder Morgan CO2 LLC, as Limited
Partners, joined together to form Shell CO2 Company, LTD., as a limited partnership under the Revised Uniform Limited Partnership Act as enacted in the State of Texas.

      WHEREAS, the undersigned General Partner and Limited Partners have consented to all the terms and provisions of said Amended and Restated Limited Partnership Agreement of Shell CO2 Company, LTD., and have agreed to be bound thereby.

      NOW, THEREFORE, pursuant to Article VII of the Limited Partnership Agreement of Shell CO2 Company, LTD., and in accordance with Section 8.1 thereof, said Amended and Restated Limited Partnership Agreement is hereby amended as follows:

      The Partners agree to use and record the historical financial book values (as determined by applying generally accepted accounting principles) of assets contributed to Shell CO2 Company, LTD. for financial accounting and financial statement purposes in accordance with Generally Accepted Accounting Principles. The historical book values will be utilized for financial accounting purposes notwithstanding any other statement in the First Amended and Restated Agreement of Limited Partnership of Shell CO2 Company, LTD. This amendment does not amend and or alter the agreed upon initial Gross Asset Value or fair market value of initial Capital Contributions used to determine the Partners' capital accounts for federal income tax purposes in Shell CO2 Company, LTD.


                                   /s/ M.G. Brookshier
                               ------------------------------------------
                                                      Shell CO2 LLC

                                   /s/ R.T. Bradley
                               ------------------------------------------
                                              Shell CO2 General LLC

                                   /s/ David G. Dehaemers, Jr.
                               ------------------------------------------
                                              Kinder Morgan CO2 LLC